EX-99.1

NEWS RELEASE

ANTARES PHARMA ANNOUNCES CEO TRANSITION

ROBERT APPLE APPOINTED PRESIDENT AND CHIEF EXECUTIVE OFFICER

EWING, NJ, January 26, 2016 -- Antares Pharma, Inc. (NASDAQ: ATRS) today announced that its Board of Directors has appointed Robert Apple to the position of President and Chief Executive Officer.   Mr. Apple most recently served as the Company’s Executive Vice President and Chief Operating Officer.  Mr. Apple succeeds Eamonn P. Hobbs whose employment with the Company ended on January 24, 2016. Mr. Hobbs also resigned as a member of the Board of Directors.

Dr. Leonard S. Jacob, Chairman of the Antares Board of Directors stated, “Bob has been an exceptional leader during his career at Antares and we are fortunate to have an individual in our succession plan that we believe can have an immediate positive impact on the Company.  Dr. Jacob continued, “On behalf of the Antares Board, I’d like to thank Eamonn for his many contributions, both as a Board member and then subsequently as the CEO, and wish him much success in his future endeavours.”

“I’m excited to assume the role of President and CEO at this important time in the Company’s history,” stated Bob Apple.  “I believe that we are poised to deliver on several catalysts over the next 12 months including the mid-year launch of the sumatriptan auto injector, the filing of the QuickShot testosterone new drug application with the U.S. FDA, a potential approval and launch of the epinephrine auto injector and growth in our alliance business through additional collaborations.”

Mr. Apple joined the Company in February 2006 as the Senior Vice President and Chief Financial Officer, and was promoted to Executive Vice President, Chief Operating Officer in September 2014.  Prior to joining Antares Pharma, Mr. Apple was employed by InKine Pharmaceutical Company, Inc. from 1997 to 2005 where he served initially as the Chief Financial Officer before his promotion to the role of Chief Operating and Financial Officer. Mr. Apple was previously employed by Arthur Anderson & Company LLP. and he is a Certified Public Accountant.

ABOUT ANTARES PHARMA

Antares Pharma focuses on self-administered parenteral pharmaceutical products. The Company’s product, OTREXUP™ (methotrexate) injection for subcutaneous use, is approved in the U.S. for the treatment of adults with severe active rheumatoid arthritis, children with active polyarticular juvenile idiopathic arthritis and adults with severe recalcitrant psoriasis. Antares Pharma is also developing QuickShot® Testosterone for testosterone replacement therapy, and has recently received a therapeutically equivalent approval for VIBEX® Sumatriptan USP for the acute treatment of migraines.  The Company's technology platforms include VIBEX® disposable auto injectors, disposable multi-use pen injectors and reusable needle-free injectors. Antares Pharma has a multi-product deal with Teva Pharmaceutical Industries, Ltd. that includes VIBEX® epinephrine, exenatide multi-dose pen, and another undisclosed multi-dose pen.  Our reusable needle-free injector for use with human growth hormone (hGH) is sold worldwide by Ferring B.V.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factors that may cause such differences include, but are not limited to: the timing of the launch of Vibex Sumatriptan Injection USP and the amount of revenue from the same, the timing and results of the phase 3 studies for QuickShot® Testosterone (QS T) and acceptance of the data by the U.S. Food and Drug Administration (FDA); the Company’s ability to successfully complete a New Drug Application for QS T and submit to the FDA and approval of the same by the FDA; approval by the FDA of the VIBEX® Epinephrine Pen,  the timing and therapeutic equivalence rating thereof, and any revenue pre or post FDA approval;  FDA action with respect to the ANDA filed for the Exenatide pen; continued growth of prescriptions and sales of OTREXUP™;  the timing and results of research projects, clinical trials,  and product candidates in development; actions by the FDA or other regulatory agencies with the respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to enter into new alliance business; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company's other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Jack Howarth

Vice President, Corporate Affairs

609-359-3016

jhowarth@antarespharma.com

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